COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT, dated as of February 14, 2018, by and among Rennova Health, Inc. (the “Seller”) and the undersigned purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser 200,000 shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Nanovibronix, Inc., a Delaware corporation (the “Company”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of the Common Stock

Section 1.1. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, the Seller hereby sells, assigns, transfers and conveys to the Purchaser the Shares and the Purchaser hereby purchases the Shares from the Seller for a cash purchase price per Share equal to $4.00, or $800,000 in the aggregate (the “Purchase Price”). The Purchaser shall pay the Purchase Price by one or more wire transfers of immediately available funds to the Seller pursuant to the wire transfer instructions set forth on Schedule A attached hereto, upon receipt of the Seller’s deliveries pursuant to Section 1.2. Further, Seller agrees to execute and deliver any additional documents and provide any and all information and cooperation as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 1.2. Closing Deliveries. At the Closing, subject to the terms and conditions hereof, Seller shall deliver the Shares to the Purchaser through The Depository Trust Company Deposit or Withdrawal at Custodian system for credit to the Purchaser’s account set forth on the signature page hereto.

Section 1.3. Termination. This Agreement and the transactions contemplated hereunder may be terminated by the Seller or the Purchaser, by written notice to the other party, if the Closing of the purchase and sale of the Shares has not been consummated on or before February 21, 2018; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

ARTICLE II

Representations and Warranties Regarding the Seller

The Seller hereby represents and warrants to the Purchaser as follows:

Section 2.1. Authorization. Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No authorization, approval, filing with or consent of any governmental body or third party is required for the sale of the Shares to the Buyer pursuant to this Agreement.

Section 2.2 Seller Not an Affiliate. Seller is not and since at least December 1, 2016 has not been an “affiliate” of the Company, as defined in Rule 405 and Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”). Other than in its capacity as a shareholder of the Company, the Seller does not have, nor since at least December 1, 2016 has it ever had, any relationship of any nature with the Company or any of its affiliates.

Section 2.3. No Consents/Advice. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a “Person”) is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by it. Seller has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Shares.

Section 2.4. Ownership of the Shares; No Restrictions on Resale. Seller has beneficially owned the Shares since 2011, and acquired the Shares for its own account and not with a view to, or for sale in connection with, any distribution, resale or public offering of such Shares or any part thereof in violation of the 1933 Act (as defined below). The Shares are free trading and have no restrictions on resale to the Purchaser. It owns the Shares beneficially and of record, free and clear of any liens, claims or encumbrances (collectively, “Encumbrances”). It has not entered into any agreement, arrangement or other understanding (i) granting any option, warrant or right of first refusal with respect to the Shares to any Person, (ii) restricting its right to sell the Shares to the Purchaser, or (iii) restricting any other of its rights with respect to the Shares. It has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Shares to the Purchaser free and clear of any Encumbrances. Upon payment in full of the Purchase Price, the Purchaser will acquire good, valid and marketable title to the Shares, free and clear of any Encumbrances created by the Seller. Except as specifically set forth in this Agreement, it has not entered into any agreement, arrangement or understanding (written or oral) of any nature with any Person with respect to the transactions contemplated hereby, including, without limitation, any agreement or understanding (written or oral) with the Company or any of its shareholders to purchase or otherwise receive shares of Common Stock or other securities.

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Section 2.5. Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from it in connection with this Agreement or any of the transactions contemplated hereby.

Section 2.6. No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Seller, threatened against the Seller which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

Section 2.7. Bankruptcy. Seller is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

Section 2.8. Non-Public Information. Seller is not selling the Shares “on the basis of” (as defined in Rule 10b5-1 of the Securities Exchange Act of 1934, as amended) any material, non-public information about the Shares or the Company.

ARTICLE III

Representations and Warranties Regarding the Purchaser

The Purchaser hereby represents and warrants to the Seller as follows:

Section 3.1. Authorization. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.2. Access to Information. It has received all information regarding the Company that it deems necessary or advisable to evaluate the risks and merits of an investment in the Shares. It acknowledges that neither the Seller nor any of its authorized representatives have made any representation or warranty regarding the Company or an investment in the Shares, other than as contained herein. Purchaser has made its own investigation of the business of the Company in making Purchaser’s determination to purchase the Shares. Purchaser understands that its investment in the Shares involves a significant degree of risk.

Section 3.3. Brokers. No person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from it in connection with this Agreement or any of the transactions contemplated hereby.

Section 3.4. Financial Resources. It has presently available to it sufficient cash resources to enable it to pay the Purchase Price.

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ARTICLE IV

Survival, Amendment and Waiver

Section 4.1. Survival. The representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall survive the sale of the Shares as contemplated hereby.

Section 4.2. Amendments. This Agreement (including the provisions of this Section 4.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties affected by such amendment or modification.

Section 4.3. Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party’s obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE V

Miscellaneous

Section 5.1. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report to the respective address set forth on the signature pages hereto. Any party hereto, by notice given to the other parties hereto in accordance with this Section 5.1 may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

Section 5.2. Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

Section 5.3. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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Section 5.4. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

Section 5.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

Section 5.6. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.7. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

Section 5.8. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

Section 5.9. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

Section 5.10. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

	Name of Seller:	Rennova Health, Inc.
	Signature of Seller:	/s/ Seamus Lagan
	Title of Seller:	Chief Executive Officer

Notice for Address:
Rennova Health, Inc.
400 S. Australian Avenue, 8th Floor
West Plam Beach, Floride 33401

	PURCHASER:	100,000 Shares

Notice for Address:	Name of Purchaser:	Sabby Healthcare Master Fund, Ltd.
c/o Sabby Management	Signature of Purchaser:	/s/ Robert Grundstein
10 Mountainview Road	Title of Purchaser:	COO of Investment Manager
Suite 205
Upper Saddle River, New Jersey 07458

	PURCHASER:	100,000 Shares

Notice for Address:	Name of Purchaser:	Sabby Volatility Warrant Master Fund, Ltd.
c/o Sabby Management	Signature of Purchaser:	/s/ Robert Grundstein
10 Mountainview Road	Title of Purchaser:	COO of Investment Manager
Suite 205
Upper Saddle River, New Jersey 07458

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